Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection  with the amended Quarterly report of Urbanalien Corporation (the  "Company") on Form 10-QSB/A for the period ending June 30, 2004, as filed with the Securities and Exchange

Commission on  the date  hereof  (the  "Report"), I, Peter Verbeek,

acting in the capacity as the Chief Executive Officer and Chief

Financial Officer of  the Company, certify to the best of my knowledge, pursuant  to 18  U.S.C. Section 1350, as adopted pursuant to Section 906 of  the Sarbanes-Oxley Act of 2002, that:

  (1)  The Report fully complies with the requirements of section

       13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Peter Verbeek

Peter Verbeek

Chief Executive Officer,

Chief Accounting Officer

and Chief Financial Officer

     September 15, 2004